UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2014

BRAZIL MINERALS, INC

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

(Address of principal executive offices, including zip code)

(213) 590-2500

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements.. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 28, 2014, the Company’s 99.99% subsidiary, BMIX Participações Ltda. (“BMIX Subsidiary”), completed the acquisition and title transfer of an additional 18.75% equity interest in Mineração Duas Barras Ltda., a Brazilian company (“Duas Barras”), for $500,000 in cash and 675,000 shares of restricted common stock of the Company. The BMIX Subsidiary now owns and holds title to 73.75% of Duas Barras.

Duas Barras owns two separate, non-overlapping mineral rights areas totaling approximately 1,404 acres:

a)	Mineral Right #1: “Concessão de Lavra” (mining concession) number 265, published in Brazil’s Official Federal Gazette on August 25, 2006, and awarded by DNPM (“Departamento Nacional de Produção Mineral”, the National Mining Department) with respect to DNPM process number 806.569/1977. It covers an area of 170.89 hectares, or approximately 422 acres. “Concessão de Lavra” is the highest level of mining right achievable in Brazil; in this case, it permits mining and commercialization of diamonds and gold, and it is solely from this mining concession that all of the Duas Barras revenues are currently obtained. Additionally, Duas Barras has the environmental license necessary to operate its mine and processing plant;

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b)	Mineral Right #2: “Alvará de Pesquisa” (research permit) initially awarded by DNMP on February 18, 2009, and renewed on November 13, 2013 for another two years. It covers an area of 397.42 hectares, or approximately 982 acres. The BMIX Subsidiary intends to perform the necessary research to submit an application for a mining concession to the DNPM for this portion of Duas Barras. If and when approved, the mining concession on this second mineral right of Duas Barras has the potential to permit further mining and commercialization of diamonds and gold.

Duas Barras also owns the largest alluvial processing plant for diamonds and gold in Latin America, located on the left margin of the Jequitinhonha River in the state of Minas Gerais, Brazil, approximately 400 kilometers north of Belo Horizonte, the state capital. The Jequitinhonha River is a well-known area for diamond and gold production; it has hosted alluvial mining operations on all scales since the 18th century.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: June 3, 2014	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer

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